Exhibit 99.1

ASTROTECH REPORTS FIRST QUARTER OF

FISCAL YEAR 2022 FINANCIAL RESULTS

Austin, Texas – November 12, 2021 – Astrotech Corporation (Nasdaq: ASTC) reported its financial results for the first quarter of fiscal year 2022, which ended September 30, 2021.

The first quarter of fiscal year 2022 saw a continued increase in commercial sales of 1st Detect’s TRACER 1000™, the first and only mass spectrometry-based explosives trace detector (ETD) certified for air and cargo security. This quarter, 1st Detect achieved a significant milestone whereby we received our first purchase order for the TRACER 1000 to be deployed at an international airport security checkpoint for passenger screening. Following installation, the TRACER 1000 will now be operating in twenty locations in thirteen countries throughout Europe and Asia.

This quarter, Astrotech completed the build-out of its new research and development facility in Austin, Texas, consolidating our operations into a single facility. We also completed production of our first batch of TRACER 1000 instruments with Sanmina, a leading global contract manufacturer. Sanmina has already helped us reduce cost of the TRACER 1000 and we have leveraged their expertise to improve manufacturability and reliability of our systems. Together, we continue to look for additional opportunities for further improvements.

Meanwhile, the market for the AgLAB-1000™ series of instruments continues to show promise while development accelerates with the hiring of hemp and cannabis industry veteran and mass spectrometry expert, Joe Levinthal, as AgLAB’s Chief Science Officer. Our recent attendance at MJBizcon, one of the hemp and cannabis industry’s premier events, has furthered our expectation that there is opportunity to enhance the efficiency of hemp and cannabis production, and to provide self-managed compliance testing in real time for processors.

Finally, BreathTech is expecting to begin human trials of its BreathTest-1000™ with the Cleveland Clinic in the first calendar quarter, taking us one step closer to entering the battle against COVID-19.

“Now that we have completed the consolidation of our operations in Austin, Texas and fully transitioned manufacturing to Sanmina, we are in a good position to focus on our growth. The air cargo market continues to expand, we are beginning to get interest from the checkpoint market as air travel continues to rebound, we are nearing a product launch at AgLAB, and we are beginning human trials at BreathTech in the near-term. With development of our core technology complete and a strong balance sheet to capitalize on our promising existing and future market opportunities, we are excited about the prospects for the company,” stated Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech Corporation.

First Quarter Fiscal Year 2022 Highlights

Management continues efforts to accelerate growth and optimize our resources.

•	Astrotech’s balance sheet remains strong for our expected future growth with $59 million in cash and liquid investments.
•	For the first quarter fiscal year 2022, commercial sales related to the TRACER 1000 are up to $187 thousand, representing an increase of 34% from one year ago.

•	We recently announced our first purchase order for the TRACER-1000 to be deployed at an airport security checkpoint.
•	We continue to garner interest from the cargo security marketplace as it continues to expand compared to pre-COVID-19 levels.
•	We are nearing the launch of our first commercial AgLAB instrument.
•	Production of our Tracer 1000 has been fully transitioned to Sanmina.
•	We completed the consolidation of all operations to our new research facility in Austin, Texas, optimizing our staff and real estate footprint while significantly reducing our real estate cost.

About Astrotech

Astrotech (NASDAQ: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About AgLAB-1000™ and BreathTest-1000™

This press release contains information about our new products under development, AgLAB-1000 and BreathTest-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended September 30,
	2021	2020
Revenue	$187	$140
Cost of revenue	175	113
Gross profit	12	27
Operating expenses:
Selling, general and administrative	1,426	926
Research and development	639	609
Disposal of corporate lease	—	544
Total operating expenses	2,065	2,079
Loss from operations	(2,053)	(2,052)
Interest and other expense, net	24	(59)
Loss from operations before income taxes	(2,029)	(2,111)
Income tax benefit	—	—
Net loss	$(2,029)	$(2,111)
Weighted average common shares outstanding:
Basic and diluted	47,428	7,719
Basic and diluted net loss per common share:
Net loss	$(0.04)	$(0.27)
Other comprehensive loss, net of tax:
Net loss	$(2,029)	$(2,111)
Available-for-sale securities:
Net unrealized loss	(48)	—
Total comprehensive loss	$(2,077)	$(2,111)

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2021	June 30, 2021
	(Unaudited)	(Note)
Assets
Current assets
Cash and cash equivalents	$31,650	$35,936
Short-term investments	27,302	27,351
Accounts receivable	206	5
Inventory, net:
Raw materials	1,348	1,056
Work-in-process	80	147
Finished goods	267	297
Prepaid expenses and other current assets	164	318
Total current assets	61,017	65,110
Property and equipment, net	343	263
Operating leases, right-of-use assets, net	228	249
Other assets	11	11
Total assets	$61,599	$65,633
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	114	396
Payroll related accruals	517	344
Accrued expenses and other liabilities	688	888
Income tax payable	2	2
Term note payable - related party	500	2,500
Lease liabilities	100	81
Total current liabilities	1,921	4,211
Lease liabilities, net of current portion	189	215
Total liabilities	2,110	4,426
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at September 30, 2021 and June 30, 2021	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized; 49,450,558 shares issued and outstanding at September 30, 2021 and June 30, 2021	190,641	190,641
Additional paid-in capital	78,330	77,971
Accumulated deficit	(209,411)	(207,382)
Accumulated other comprehensive loss	(71)	(23)
Total stockholders’ equity	59,489	61,207
Total liabilities and stockholders’ equity	$61,599	$65,633